UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 23, 2009

(Date of earliest event reported)

INTUITIVE SURGICAL, INC.

(exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1266 Kifer Road

Sunnyvale, California 94086

(Address of Principal executive offices, including zip code)

(408) 523-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 23, 2009, Intuitive Surgical, Inc. (“Intuitive” or the Company) announced that Lonnie M. Smith will resign as Intuitive’s Chief Executive Officer, effective January 1, 2010. Mr. Smith will continue to remain as the Chairman of the Board as well as an executive officer of the Company.

(c) On October 23, 2009, Intuitive announced that the Board of Directors voted to appoint Mr. Gary S. Guthart, currently President and Chief Operating Officer, to the roles of President and Chief Executive Officer, effective January 1, 2010.

Mr. Guthart, age 44, joined Intuitive Surgical, Inc. in April 1996 and became Vice President, Engineering in November 1999. He was promoted to Sr. Vice President, Product Operations in 2002 and President and Chief Operating Officer in 2006. Previously, Mr. Guthart was part of the core team developing foundation technology for computer enhanced-surgery at SRI International (formerly Stanford Research Institute). Mr. Guthart holds MS and Ph.D. degrees in Engineering Science from the California Institute of Technology and a BS degree in Engineering from the University of California, Berkeley. Mr. Guthart serves on the Board of Directors of Affymetrix, Inc.

Effective January 1, 2010, Mr. Guthart will receive a $70,000 increase in his annual base salary, for a new annual base salary of $500,000, and a 10% increase in his target annual bonus percentage, for a new target annual bonus percentage of 60% of base salary.

A copy of the press release announcing the above management changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)

On October 22, 2009, following the recommendation of the Compensation Committee of the Board, the Board approved adjustments to the base salaries for Intuitive’s named executive officers. The effective dates of the changes are as noted below. The adjustments to the base salaries are set forth in the table below.

Executive	Position	Increase (Decrease) in Annual Base Salary	New Base Salary
Smith, Lonnie(1)	Chairman of the Board	$(208,700)	$300,000
Guthart, Gary(1)	President and Chief Executive Officer	$70,000	$500,000
McNamara, Jerome(2)	Executive VP, WW Sales & Marketing	$25,000	$360,000
Mohr, Marshall(2)	Senior VP & CFO	$20,000	$355,000
Meltzer, Mark(2)	Senior VP & General Counsel	$15,000	$340,000

(1)	Base salary changes are effective as of January 1, 2010. Effective January 1, 2010, Mr. Guthart will receive a 10% increase in his target annual bonus percentage, for a new target annual bonus percentage of 60% of base salary and Mr. Smith will receive a 20% reduction to the target annual bonus percentage, for a new target annual bonus percentage of 40% of base salary. Mr. Smith’s salary will be reduced in the future as appropriate commensurate with both his time commitment and responsibilities.
(2)	Increases are effective as of October 1, 2009

On October 22, 2009, Intuitive’s Board approved an amendment to its 2000 Non-Employee Directors’ Stock Option Plan (the “Plan”). The Plan was amended, effective October 22, 2009, to eliminate the automatic “evergreen” increase provisions so that no further automatic increases to the number of shares reserved for issuance under the Plan. In addition, the Plan was amended to reduce the number of shares of Intuitive’s common stock authorized for issuance under the Plan from 450,000 to 150,000.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit 99.1	Press release issued by Intuitive Surgical dated October 23, 2009 announcing transition plan for Mr. Lonnie M. Smith and appointment of Mr. Gary S. Guthart as President and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: October 27, 2009	By	/s/ MARSHALL L. MOHR
	Name:	Marshall L. Mohr
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Intuitive Surgical dated October 23, 2009 announcing transition plan for Mr. Lonnie M. Smith and appointment of Mr. Gary S. Guthart as President and CEO.